Exhibit 10.4
BOWNE & CO., INC.
2000 STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED EFFECTIVE DECEMBER 31, 2008)
Effective December 31, 2008, Bowne & Co., Inc., a corporation organized under the laws of the State of Delaware, hereby amends and restates the 2000 Stock Incentive Plan of Bowne & Co., Inc. (the “Plan”), first established March 8, 2000 and as thereafter amended from time to time. Amounts deferred and vested under the Plan prior to January 1, 2005 shall be grandfathered and therefore shall continue to be governed by the terms of the Plan as in effect on October 3, 2004. Any amendments to the Plan on or after October 4, 2004 will not affect the foregoing grandfathered amounts unless specifically stated.
1. Purpose. The Plan is intended to advance the interests of the Company and its stockholders by providing a means to attract, retain and reward employees of the Company and its subsidiaries, non-employee directors of the Company, and consultants and other persons who provide substantial services to the Company or its subsidiaries, to link compensation to measures of the Company’s performance in order to provide additional stock-based incentives to such persons for the creation of stockholder value, and to enable such persons to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such persons and the Company’s stockholders.
2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to the terms defined in Section 1 and elsewhere in the Plan:
(a) “Award’’ means any Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, or Performance Award, together with any related right to interest, granted to a Participant under the Plan.
(b) “Beneficiary’’ means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.
(c) “Board’’ means the Company’s Board of Directors.
(d) “Change in Control’’ and related terms have the meanings specified in Section 8.
(e) “Code’’ means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.
(f) “Committee’’ means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that directors appointed as members of the Committee shall not be employees of the Company or any subsidiary. Initially, the Compensation and Management Development Committee of the Board shall be the Committee hereunder. The foregoing notwithstanding, the term “Committee’’ shall refer to the full Board in any case in which it is performing any function of the Committee under the Plan.
(g) “Deferred Stock’’ means a right, granted to a Participant under Section 6(e), to receive Stock, cash or a combination thereof at the end of a specified deferral period.
(h) “Dividend Equivalent’’ means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(i) “Effective Date’’ means the effective date specified in Section 10(n).
(j) “Eligible Person’’ has the meaning specified in Section 5.
(k) “Exchange Act’’ means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.
(l) “Fair Market Value’’ means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee in accordance with the requirements of Section 409A of the Code. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the mean between the highest and lowest sales prices reported on a composite basis for Stock traded on the principal securities exchange or automated quotation system on which the Stock is then traded, on the date for which the determination is made or, if there was no trade reported for that date or the Committee so directs, on the latest date for which a trade was reported.
(m) “Grant Date” means the date on which an Award is granted.
(n) “Limited SAR’’ means a right granted to a Participant under Section 6(c).
(o) “Option’’ means a right, granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods. All options granted under the Plan will be non-qualified stock options.
(p) “Other Stock-Based Awards’’ means Awards granted to a Participant under Section 6(h).
(q) “Participant’’ means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.
(r) “Performance Award’’ means a right, granted to a Participant under Section 6(i), to receive Awards or payments based upon performance criteria specified by the Committee.
(s) “Restricted Stock’’ means Stock granted to a Participant under Section 6(d) which is subject to certain restrictions and to a risk of forfeiture.
(t) “Rule 16b-3’’ means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
(u) “Stock’’ means the Company’s Common Stock, par value $.01 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c).
(v) “Stock Appreciation Rights’’ or “SAR’’ means a right granted to a Participant under Section 6(c).
3. Administration.
(a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant) and rules and regulations for the administration of the Plan; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. The Committee shall interpret and administer the Plan in a manner that will permit the Awards to be exempt from the restrictions of Section 409A of the Code where possible and that will permit the Deferred Stock or other nonqualified deferred compensation to comply with the requirements of Section 409A of the Code, including the payment restrictions applicable to “specified employees” as that term is defined in a resolution of the Board setting forth the definition used by the Company to identify such employees in accordance with Section 409A of the Code. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 10(b) and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors, and the Board otherwise may perform any function of Committee under the Plan, including for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3.
(b) Manner of Exercise of Committee Authority. Any action relating to an Award which the Committee intends to be exempt under Rule 16b-3(d) may be taken by (A) a subcommittee, designated by the Board or the Committee, composed solely of two or more members who are “Non-Employee Directors’’ as defined in Rule 16b-3(b) or (B) by the Committee but with each such member who is not then a “Non-Employee Director’’ abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more “Non-Employee Directors.’’ Action authorized in such manner shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. The Committee may appoint agents to assist it in administering the Plan.
(c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by an executive officer, other officer or employee of the Company or a subsidiary, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
4. Stock Subject to Plan.
(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 3,000,000. Such shares shall consist of treasury shares, provided, however, that the Committee may determine that shares to be delivered in connection with Awards granted to a person other than a director, officer or owner of five percent of an outstanding class of equity securities of the Company shall instead be authorized but unissued shares. For this purpose, the term “officer’’ has the meaning defined in Section 312.04(g) the New York Stock Exchange’s Listed Company Manual as in effect at the Effective Date.
(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Shares of Stock subject to an Award under the Plan that is canceled, expired, or forfeited, or, in the case of an Award other than Restricted Stock, settled in cash or otherwise terminated without a delivery of shares to the Participant, will again be available for

Awards under the Plan, and shares withheld in payment of the exercise price or taxes relating to any Award other than Restricted Stock shall likewise be deemed to constitute Shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan; provided, however, that shares shall not become available under this Section 4(b) in an event that would constitute a “material revision’’ of the Plan subject to shareholder approval under then applicable rules of the New York Stock Exchange. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be deemed to be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business.
5. Eligibility; Per-Person Award Limitations. Subject to the limitations set forth in Section 4(a) and elsewhere in the Plan, Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person’’ means an executive officer of the Company, an employee of the Company or any subsidiary, a non-employee director of the Company, a consultant or other person who provides substantial services to the Company or a subsidiary, and any person who has been offered employment by the Company or a subsidiary, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the Plan.
6. Specific Terms of Awards.
(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the Grant Date or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan.
(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:
(i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee on the Grant Date, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the Grant Date of such Option.
(ii) Option Term; Time; and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term exceed a period of ten years from the Grant Date. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash or Stock, by deducting shares of equal value from a final distribution or other property (such as through “cashless exercise’’ arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.
(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:
(i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee, provided that such grant price shall be not less than the Fair Market Value of a share of Stock on the Grant Date of such SAR.

(ii) Other Terms. Subject to the provisions of Section 10(e) providing for the amendment of Awards, the Committee shall determine at the Grant Date, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.
(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:
(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the Grant Date or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.
(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.
(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.
(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.
(e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, consisting of rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the requirements of Section 409A of the Code and the following additional terms and conditions:
(i) Award and Restrictions. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions shall lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine. Deferred Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the Grant Date or thereafter.
(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, the restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.
(iii) Dividend Equivalents. Unless otherwise determined by the Committee as of the Grant Date, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine; provided, however, that the Committee may permit a Participant to make elections relating to Dividend Equivalents on the Grant Date if and to the extent that such elections will not result in the Participant being in constructive receipt of or in violation of Section 409A of the Code with respect to amounts otherwise intended to be subject to deferral for tax purposes.
(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer or non-employee director of the Company in lieu of salary, fees or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.
(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award other than Options or SARs. The Committee may provide on the Grant Date that Dividend Equivalents shall be paid or distributed when accrued on the dividend payment date or shall be deemed to have been reinvested in additional Stock, Awards or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture as the Committee may specify.
(h) Other Stock-Based and Cash Awards. The Committee is authorized, subject to limitations under applicable law, including Section 409A of the Code, to grant to Participants such other Awards as may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

(i) Performance Awards. The Committee is authorized to grant Performance Awards to Participants. Performance Awards may be denominated as a number of shares of Stock, shares of Stock having a specified cash value at a future date, or a number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.
7. Certain Provisions Applicable to Awards.
(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Award or awards.
(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(ii) and elsewhere in the Plan.
(c) Form and Timing of Payment under Awards; Deferrals. Subject to the requirements of Section 409A of the Code and the terms of the Plan and any applicable Award document, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine on the Grant Date, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, upon the occurrence of one or more specified events (in addition to a Change in Control) specified on the Grant Date and in compliance with Section 409A of the Code. Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award document) or permitted at the election of the Participant on terms and conditions established by the Committee, provided that any such requirement or permitted election be made as of the Grant Date. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.
(d) Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction by such a Participant is exempt from liability under Rule 16b-3, except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other nonexempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock resulting from any Award in order to prevent a Participant who is subject to Section 16 of the Exchange Act from incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.
(e) Loan Provisions. With the consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company (including applicable margin regulations), the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.
8. Change in Control.
(a) Effect of “Change in Control.’’ In the event of a “Change in Control,’’ the following provisions shall apply unless otherwise provided in the Award document:
(i) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment or service by the Participant, subject only to applicable restrictions set forth in Section 10(a);
(ii) The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a); and
(iii) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided by the Committee in the Award document relating to such Award or other agreement with the Participant.
(b) Definition of “Change in Control.’’ A “Change in Control’’ shall mean, in accordance with the requirements of Section 409A of the Code, the occurrence of one of the following:
(i) The date any one person, or more than one person acting as a group, acquires ownership of Stock of the Company that, together with Stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the Stock of the Company.
(ii) The date any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of Stock of the Company possessing 30 percent or more of the total voting power of the Stock of the Company.
(iii) The date a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.
(iii) The date any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
Any determination of the occurrence of any Change in Control made in good faith by the Board, on the basis of information available at the time to it, shall be conclusive and binding for all purposes under the Plan.

9. Additional Award Forfeiture Provisions.
(a) Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises. Unless otherwise determined by the Committee, each Award granted hereunder shall be subject to the following additional forfeiture conditions, to which each Participant who accepts an Award hereunder is hereby deemed to agree. If any of the events specified in Section 9(b)(i), (ii), or (iii) occurs (a “Forfeiture Event’’), all of the following forfeitures will result:
(i) The unexercised portion of the Option, whether or not vested, and any other Award not then settled (except for an Award that has not been settled solely due to an elective deferral by the Participant) will be immediately forfeited and cancelled upon the occurrence of the Forfeiture Event; and
(ii) The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Option Gain (as defined herein) realized by Participant upon each exercise of an Option that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while Participant was employed by the Company or a subsidiary, or (B) the date that is six months prior to the date Participant’s employment by the Company or a subsidiary terminated, if the Forfeiture Event occurred after Participant ceased to be so employed. For purposes of this Section, the term “Option Gain’’ in respect of a given exercise shall mean the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date.
(b) Events Triggering Forfeiture. The forfeitures specified in Section 9(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during Participant’s employment by the Company or a subsidiary or during the one-year period following termination of such employment (but not later than 18 months after the Award terminates or, in the case of an Option, is fully exercised):
(i) Participant, acting alone or with others, directly or indirectly, prior to a Change in Control, (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless the Participant’s interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary; (B) induces any customer or supplier of the Company or a subsidiary with whom Participant has had contacts or relationships, directly or indirectly, during and within the scope of his employment with the Company or any subsidiary, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary; or (C) induces, or attempts to influence, any employee of or service provider to the Company or a subsidiary to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 9(b)(i), a Participant’s interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant’s interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;
(ii) Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary, any proprietary information of the Company or any subsidiary so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain, except as required by law or pursuant to legal process, or Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

(iii) Participant fails to cooperate with the Company or any subsidiary by making himself or herself available to testify on behalf of the Company or such subsidiary in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary in any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary, as reasonably requested.
(c) Agreement Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in this Section 9 are deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity, including but not limited to competition with the Company and its subsidiaries. Rather, the non-occurrence of the Forfeiture Events set forth in Section 9(b) is a condition to Participant’s right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if Participant engages in an activity giving rise to any such Forfeiture Event, which Forfeiture Events and activities are hereby acknowledged to be harmful to the Company, are the forfeitures specified herein. The Company and Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Section 9(a) and 9(b).
(d) Right of Setoff. Participant agrees that the Company or any subsidiary may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary may owe to Participant from time to time, including amounts owed as wages or other compensation, fringe benefits, or other amounts owed to Participant, such amounts as may be owed by Participant to the Company under Section 9(a), although Participant shall remain liable for any part of Participant’s payment obligation under Section 9(a) not satisfied through such deduction and setoff.
(e) Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing any such Award.
10. General Provisions.
(a) Compliance with Legal and Other Requirements. The Company may postpone the issuance or delivery of Stock or payment of other benefits under any Award, if the Company reasonably anticipates that the delivery of such Stock or payment of other benefits would violate any federal or state law, rule or regulation, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, provided however that delivery of Stock or payment of other benefits shall be made at the earliest date at which the Company reasonably anticipates that such delivery of Stock or payment of other benefits will not cause a violation of the applicable laws, rules and regulations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement or the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.
(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award document (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
(c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter (including with respect to each specified limit under Section 5), (ii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iii) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, upon a Change in Control, the Committee may make provision for a cash payment to the holder of an outstanding Option in consideration for the cancellation of such Option in an amount equal to the excess, if any, of the amount of cash and fair market value of property that is the price per share paid in any transaction triggering the Change in Control over the per share exercise price of such Option, multiplied by the number of shares of Stock covered by such Option. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant. Any adjustment to an Option or SAR pursuant to this section 10(c) must meet the requirements of Section 409A of the Code.
(d) Taxes. The Company and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of mandatory withholding and other taxes due or payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s mandatory withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. In each such case, the Fair Market Value of the Stock withheld shall not exceed the minimum dollar amount that is required to be withheld by the Company under applicable federal, state or local income tax laws, or the comparable rules of jurisdictions outside of the United States.
(e) Changes to the Plan. The Board may amend, suspend, or terminate the Plan, an Award or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that, except in the case of adjustments authorized under Section 10(c), no amendment shall reduce the exercise price of any outstanding Option, grant price of any outstanding SAR, or purchase price of any other outstanding Award conferring a right to purchase Stock to an amount less than the Fair Market Value of a share at the Grant Date of the outstanding award; and provided further that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award.
(f) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary, (ii) interfering in any way with the right of the Company or a subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time. (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.
(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded’’ plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded’’ status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.
(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m), including the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
(j) Compliance with Code Section 162(m). The Committee may require deferral of settlement of an Award on a mandatory basis or impose other conditions in order to prevent the loss of a tax deduction by the Company under Section 162(m) of the Code.
(k) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award document shall be determined in accordance with the Delaware General Corporation Law, the laws of the state of New York applicable to contracts made and to be performed in the State of New York, without regard to principles of conflicts of law, and applicable federal law.
(l) Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee’s authority under the Plan is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to fixed accounting with a measurement date at the Grant Date is subject to such treatment, unless the Committee specifically determines that the Award shall remain outstanding despite not being subject to fixed accounting with a measurement date at the Grant Date.
(m) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 10(m) a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose

Award is modified.
(n) Effective Date. This amended and restated Plan shall be effective as of December 31, 2008. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.